UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 1.01 Entry into a Material Definitive Agreement.

 On August 19, 2021, Mawson Infrastructure Group Pty Ltd, an Australian subsidiary of Mawson Infrastructure Group Inc. (the “Company”) entered into an employment agreement with Hetal Majithia, the Company’s new Chief Financial Officer. The disclosures set forth below in Item 5.02 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, Or Eisenberg resigned as Chief Financial Officer of the Company. The resignation of Mr Eisenberg was part of planned transition by the Company following the closing date of the merger transaction between the Company (then known as Wize Pharma, Inc.) and Mawson Infrastructure Group Pty Ltd (then known as Cosmos Capital Limited), which occurred on March 9, 2021.

A copy of the Mr Eisenberg’s resignation letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr Eisenberg will continue to act as a consultant to the Company and its subsidiary under the terms of the consulting agreement entered into around March 9, 2021.

On August 19, 2021, the Company appointed Hetal Majithia, age 36, as its new Chief Financial Officer.

Under the terms of the employment agreement between Miss Majithia and the Company’s Australian subsidiary, Mawson Infrastructure Group Pty Ltd (“Employment Agreement”), Miss Majithia will receive an annual salary of AUD$210,000 and is eligible for short term incentives of AUD$108,000 (“STI”) and long term incentives of AUD$150,000 (“LTI”), subject to meeting the terms of the STIs and LTIs.

The foregoing is a summary of the material terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement. A copy of the complete Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2, and the terms of the Employment Agreement are incorporated herein by this reference.

There are no family relationships between Miss Majithia and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms Majithia that would require disclosure under Item 404(a) of Regulation S-K.

Miss Majithia has over 10 years’ experience as a chartered accountant, having worked previously at PwC and KPMG in Australia and the United Kingdom respectively. Miss Majithia has an Economics degree (Honours) from the University of Southampton and is a member of the Institute of Chartered Accountants in England and Wales.

Item 8.01 Other Events.

The Company issued a press release on August 19, 2021, announcing the appointment of Miss Majithia as the Company’s Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Resignation letter of Or Eisenberg
10.2	Employment Agreement of Hetal Majithia dated August 19, 2021
99.1	Press Released Issued by the Mawson Infrastructure Group Inc. on August 19, 2021 announcing the appointment of Hetal Majithia as Chief Financial Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings that Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: August 19, 2021	By:	/s/ James Manning
James Manning
Chief Executive Officer

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